EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of CVR Energy, Inc.

We have issued our reports dated February 26, 2014, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of CVR Energy, Inc. on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statements of CVR Energy, Inc. on Forms S-8 (File No. 333-146907 and File No. 333-148783).

/s/ GRANT THORNTON LLP

Houston, Texas
February 26, 2014